Exhibit (17)

Dryden Municipal Bond Fund
Insured Series
Gateway Center Three
Prudential Investments	100 Mulberry Street, 14th Floor
Gateway Center Three	Newark, NJ 07102-4077
100 Mulberry Street, 14th Floor
Newark, NJ 07102-4077

PROXY

Shares of Beneficial Interest, $.01 par value per share

Special Meeting of Shareholders (Meeting)

October 13, 2006, 10:00 a.m.

This Proxy is solicited on behalf of

the Board of Trustees

The undersigned hereby appoints Deborah A. Docs, Claudia DiGiacomo and John P. Schwartz as Proxies, or any of them, each with the power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Insured Series held of record by the undersigned on December 19, 2008 at the Meeting to be held on March 10, 2009, or any adjournment thereof.

The undersigned hereby acknowledges receipt of the accompanying Proxy Statement and revokes any Proxy heretofore given.

The shares represented by this Proxy, when this Proxy is properly executed will be voted in the manner directed herein by the undersigned shareholder. The Proxy will be voted FOR Proposal No. 1 if you do not specify otherwise. Please refer to the Proxy Statement and Prospectus dated January [     ], 2009 for discussion of the proposal.

If voting by mail, please mark, sign and date this Proxy card where indicated and return it promptly using the enclosed envelope which requires no postage if mailed in the United States.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

To vote by telephone

1) Read the Proxy Statement and have this Proxy card below at hand.

2) Call [1-      -      -        ] if the fund shares are held on your behalf in a brokerage account.  Call [1-      -      -        ] if fund shares held in your own name.

3) Follow the instructions.

To vote by internet

1) Read the Proxy Statement and have the proxy card below at hand.

2) Go to Web site www.proxyvote.com.

3) Follow the instructions provided on the website.

To vote by mail

1) Read the Proxy Statement.

2) Check the appropriate boxes on the proxy card below.

3) Sign and date the proxy card.

4) Return the proxy card in the envelope provided.

To vote, mark blocks below in blue or black ink as follows:	Please keep this portion for your records

This Proxy card is valid only when signed and dated.

Detach and return this portion only

Dryden Municipal Bond Fund

Insured Series

The Board of Trustees recommends a vote FOR the Proposal.

Vote on Proposal

	For	Against	Abstain

1.                                       To approve a Plan of Reorganization whereby all of the assets and liabilities of Insured Series will be transferred to, and assumed by, Dryden National Municipals Fund, Inc., in exchange for shares of Dryden National Municipals Fund, Inc. and the cancellation of all of the shares of Insured Series.

For address changes and/or comments, please check this box and write them on the back.

Please be sure to sign and date this Proxy.

Signature (Please sign within box)	Date	Signature (Joint Owners)	Date